 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 15, 2020

DIAMOND EAGLE ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-38908	83-4578968
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2121 Avenue of the Stars, Suite 2300

Los Angeles, CA 90067

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (310) 209-7280

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock and one-third of one redeemable warrant	DEACU	The Nasdaq Stock Market LLC
Class A common stock, par value $0.0001 per share	DEAC	The Nasdaq Stock Market LLC
Redeemable warrants, each whole warrant exercisable for one share of Class A common stock, each at an exercise price of $11.50 per share	DEACW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On April 15, 2020, Diamond Eagle Acquisition Corp. (the “Company”) issued a press release announcing the registration statement on Form S-4 (File No. 333-235805) (as amended, the “Registration Statement”), filed by its wholly-owned subsidiary, DEAC NV Merger Corp. (“DEAC Nevada”), relating to the previously announced business combination (the “Business Combination”) with DraftKings Inc. (“DraftKings”) and SBTech (Global) Limited (“SBTech”), has been declared effective by the U.S. Securities and Exchange Commission (“SEC”) and that it has commenced mailing the definitive proxy statement/prospectus relating to the Special Meeting (the “Special Meeting”) of the Company’s stockholders to be held on April 23, 2020 in connection with the Business Combination. The proxy statement/prospectus is being mailed to the Company’s stockholders of record as of the close of business on March 20, 2020 (the “Record Date”). Notice of the Special Meeting was mailed on March 20, 2020 to stockholders of record as of the Record Date.

A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Additional Information about the Business Combination and Where to Find It

In connection with the proposed Business Combination, DEAC Nevada filed the Registration Statement with the SEC, which includes a proxy statement/prospectus that is both the proxy statement to be distributed to the Company’s stockholders in connection with the Company’s solicitation of proxies for the vote by the Company’s stockholders with respect to the Business Combination and other matters described in the Registration Statement, as well as the prospectus relating to the offer and sale of the securities of DEAC Nevada to be issued in the Business Combination. The Registration Statement was declared effective by the SEC on April 15, 2020 and the definitive proxy statement/prospectus and other relevant documents have been mailed to the Company’s stockholders as of the Record Date. The Company’s stockholders and other interested persons are advised to read the definitive proxy statement/prospectus included in the Registration Statement as these materials contain important information about the parties to the Business Combination Agreement, the Company and the Business Combination.  Stockholders may also obtain copies of the proxy statement/prospectus and other documents filed with the SEC, without charge, at the SEC’s web site at www.sec.gov, or by directing a request to: Diamond Eagle Acquisition Corp., 2121 Avenue of the Stars, Suite 2300, Los Angeles, California, Attention: Eli Baker, President, Chief Financial Officer and Secretary, (310) 209-7280.

Participants in the Solicitation

The Company and its directors and executive officers may be deemed participants in the solicitation of proxies from the Company’s stockholders with respect to the Business Combination. A list of the names of those directors and executive officers and a description of their interests in the Company is contained in the definitive proxy statement/prospectus included in the Registration Statement, and is available free of charge from the sources indicated above.

Each of DraftKings and SBTech and their respective directors and executive officers may also be deemed to be participants in the solicitation of proxies from the stockholders of the Company in connection with the Business Combination.

Disclaimer

This communication shall not constitute a solicitation of a proxy, consent or authorization with respect to any securities and shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there by any sale of securities in any states or jurisdictions in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of section 10 of the Securities Act.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
99.1	Press Release, dated April 15, 2020.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Diamond Eagle Acquisition Corp.

	By:	/s/ Eli Baker
Dated: April 15, 2020		Name: Eli Baker
Title: President, Chief Financial Officer and Secretary